Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	--or--	Noelle Faris Investor Relations Akamai Technologies 617-444-4676 nfaris@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2009 AND

FULL-YEAR 2009 FINANCIAL RESULTS

•	Fourth quarter revenue grew to $238.3 million, up 15 percent from the prior quarter and 12 percent year-over-year, and annual revenue increased 9 percent year-over-year to $859.8 million

•

Fourth quarter GAAP net income increased 22 percent quarter-over-quarter to $40.1 million, or $0.21 per diluted share, and full-year GAAP net income increased 1 percent year-over-year to $145.9 million, or $0.78 per diluted share

•

Fourth quarter normalized net income* increased 21 percent quarter-over-quarter to $85.4 million, or $0.46 per diluted share, and full-year normalized net income* increased 1 percent year-over-year to $312.0 million, or $1.67 per diluted share

•	Full-year cash from operations of $424.4 million: year-end cash, cash equivalents and marketable securities of over $1 billion

CAMBRIDGE, Mass. – February 3, 2010 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leader in powering video, dynamic transactions and enterprise applications online, today reported financial results for the fourth quarter and full-year ended December 31, 2009. Revenue for the fourth quarter 2009 was $238.3 million, a 15 percent increase over third quarter revenue of $206.5 million, and a 12 percent increase over fourth quarter 2008 revenue of $212.6 million. Total revenue for 2009 was $859.8 million, a 9 percent increase over 2008 revenue of $790.9 million.

“We were very pleased with how our business performed in 2009, capping a solid year with a return to double-digit revenue growth in the fourth quarter,” said Paul Sagan, president and CEO of Akamai. “For the year, we grew revenue, improved our cash gross margins, and generated over $400 million of cash from operations in a tough economic environment. We believe these results provide us with strong momentum coming into 2010, and position Akamai for the next wave of growth on the Internet.”

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the fourth quarter of 2009 was $40.1 million, or $0.21 per diluted share. Full-year GAAP net income for 2009 was $145.9 million, or $0.78 per diluted share.

The Company generated normalized net income* of $85.4 million, or $0.46 per diluted share, in the fourth quarter of 2009, a 21 percent increase over prior quarter normalized net income of $70.8 million, or $0.38 per diluted share. Full-year normalized net income grew 1 percent year-over-year to $312.0 million, or $1.67 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

Adjusted EBITDA* for the fourth quarter of 2009 was $111.6 million, up from $95.9 million in the prior quarter, and $100.3 million in the fourth quarter of 2008. Adjusted EBITDA margin for the fourth quarter was 47 percent, consistent with the same period last year. For the full year, adjusted EBITDA was $405.2 million, up from $370.8 million in 2008. Full-year adjusted EBITDA margin remained at 47 percent, consistent with 2008. (*See Use of Non-GAAP Financial Measures below for definitions.)

Full-year cash from operations was $424.4 million, or 49 percent of revenue, up 24 percent over the prior year. At year-end, the Company had over $1 billion of cash, cash equivalents and marketable securities.

During the fourth quarter of 2009, the Company repurchased approximately 646 thousand shares of common stock for $15.1 million at an average price of $23.34 per share. For the full-year, the Company repurchased approximately 3.3 million shares of common stock for $66.3 million at an average price of $19.93 per share.

The Company had approximately 171.2 million shares of common stock outstanding as of December 31, 2009.

The number of customers under recurring service contracts at the end of the fourth quarter increased by 91 to a record 3,122, a 9 percent increase year-over-year.

Sales through resellers and sales outside the United States accounted for 19 percent and 28 percent, respectively, of revenue for the fourth quarter 2009.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-271-6130 (or 1-617-213-8894 for international calls) and using passcode No. 93206918. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 25898500.

The Akamai Difference

Akamai® provides market-leading managed services for powering video, dynamic transactions, and enterprise applications online. Having pioneered the content delivery market one decade ago, Akamai’s services have been adopted by the world’s most recognized brands across diverse industries. The alternative to centralized Web infrastructure, Akamai’s global network of tens of thousands of distributed servers provides the scale, reliability, insight and performance for businesses to succeed online. Akamai has transformed the Internet into a more viable place to inform, entertain, advertise, interact, and collaborate. To experience The Akamai Difference, visit www.akamai.com and follow @Akamai on Twitter.

Financial Statements

Condensed Consolidated Balance Sheets

(amounts in thousands)

(unaudited)

	Dec. 31, 2009	Dec. 31, 2008
Assets
Cash and cash equivalents	$181,305	$156,074
Marketable securities	384,834	171,097
Restricted marketable securities	602	3,460
Accounts receivable, net	154,269	139,612
Prepaid expenses and other current assets	40,163	31,666

Current assets	761,173	501,909
Marketable securities	494,707	440,843
Restricted marketable securities	36	153
Property and equipment, net	182,404	174,483
Goodwill and other intangible assets, net	517,620	534,253
Other assets	4,416	5,592
Deferred income tax assets, net	146,914	223,718

Total assets	$2,107,270	$1,880,951

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$92,563	$87,297
Other current liabilities	34,975	13,159

Current liabilities	127,538	100,456
Other liabilities	21,495	11,870
Convertible notes	199,755	199,855

Total liabilities	348,788	312,181
Stockholders’ equity	1,758,482	1,568,770

Total liabilities and stockholders’ equity	$2,107,270	$1,880,951

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended			Year ended
	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008

Revenues	$238,305	$206,500	$212,554	$859,773	$790,924

Costs and operating expenses:
Cost of revenues * †	67,580	61,987	60,688	249,938	222,610
Research and development *	12,520	10,904	10,477	43,658	39,243
Sales and marketing *	51,608	44,106	45,206	179,421	164,365
General and administrative * †	40,233	34,655	35,183	146,100	136,028
Amortization of other intangible assets	4,142	4,103	3,651	16,722	13,905
Restructuring charge	—	—	2,509	454	2,509

Total costs and operating expenses	176,083	155,755	157,714	636,293	578,660

Operating income	62,222	50,745	54,840	223,480	212,264

Interest income, net	(2,841)	(2,807)	(4,862)	(13,132)	(21,967)
(Gain) loss on investments, net	(2)	—	430	(457)	157
Other loss (income), net	496	659	(801)	(163)	(461)

Income before provision for income taxes	64,569	52,893	60,073	237,232	234,535
Provision for income taxes	24,489	20,148	19,540	91,319	89,397

Net income	$40,080	$32,745	$40,533	$145,913	$145,138

Net income per share:
Basic	$0.23	$0.19	$0.24	$0.85	$0.87
Diluted	$0.21	$0.18	$0.22	$0.78	$0.79

Shares used in per share calculations:
Basic	170,936	171,686	168,843	171,425	167,673
Diluted	188,621	188,273	186,694	188,658	186,685

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statement of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended			Year Ended
	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
Cash flows from operating activities:
Net income	$40,080	$32,745	$40,533	$145,913	$145,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	32,783	31,775	27,662	123,334	98,920
Stock-based compensation	16,798	13,612	15,529	58,797	57,899
Provision for deferred income taxes, net	19,922	18,617	15,312	81,706	81,698
Excess tax benefits from stock-based compensation	(865)	(713)	(143)	(2,236)	(11,176)
Gain on divesture of certain assets	—	—	—	(1,062)	—
(Gain) loss on investments and disposal of property and equipment, net	(24)	20	529	(391)	242
Provision for doubtful accounts	2,466	740	1,229	6,727	2,575
Non-cash portion of restructuring benefit	—	—	(842)	—	(842)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(5,054)	(6,765)	(10,582)	(1,159)	(21,474)
Prepaid expenses and other current assets	5,707	(6,452)	2,737	(5,020)	(5,471)
Accounts payable, accrued expenses and other current liabilities	13,692	17,900	(3,148)	10,255	(4,181)
Accrued restructuring	(45)	(347)	1,763	(1,067)	1,216
Deferred revenue	3,610	1,315	841	5,871	(1,492)
Other noncurrent assets and liabilities	(4,201)	2,796	1,053	2,744	442

Net cash provided by operating activities	124,869	105,243	92,473	424,412	343,494

Cash flows from investing activities:
Cash paid for acquired business	—	—	(83,719)	(5,779)	(83,719)
Proceeds from the divesture of certain assets	—	—	—	1,350	—
Purchases of property and equipment and capitalization of internal-use software costs	(29,244)	(31,183)	(20,436)	(108,147)	(115,386)
Proceeds from sales and maturities of short- and long-term marketable securities	148,801	204,630	77,196	545,103	367,652
Purchases of short- and long-term marketable securities	(259,557)	(366,912)	(53,514)	(790,351)	(533,069)
Proceeds from the sale of property and equipment	61	28	6	93	82
Decrease in restricted investments held for security deposits	—	103	—	233	—

Net cash used in investing activities	(139,939)	(193,334)	(80,467)	(357,498)	(364,440)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	7,965	2,996	2,164	21,724	21,966
Excess tax benefits from stock-based compensation	865	713	143	2,236	11,176
Repurchase of common stock	(14,929)	(34,663)	—	(66,497)	—

Net cash (used in) provided by financing activities	(6,099)	(30,954)	2,307	(42,537)	33,142

Effects of exchange rate changes on cash and cash equivalents	(328)	764	(261)	854	(1,200)

Net (decrease) increase in cash and cash equivalents	(21,497)	(118,281)	14,052	25,231	10,996
Cash and cash equivalents, beginning of period	202,802	321,083	142,022	156,074	145,078

Cash and cash equivalents, end of period	$181,305	$202,802	$156,074	$181,305	$156,074

	Three Months Ended			Year Ended
	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$613	$532	$636	$2,195	$2,415
Research and development	3,364	2,654	3,213	10,967	11,088
Sales and marketing	7,560	6,787	7,271	27,411	26,273
General and administrative	5,261	3,639	4,409	18,224	18,123

Total stock-based compensation	$16,798	$13,612	$15,529	$58,797	$57,899

Depreciation and amortization:
Network-related depreciation	$22,737	$21,733	$18,944	$84,027	$68,427
Capitalized stock-based compensation amortization	1,851	1,794	1,219	6,413	4,212
Other depreciation and amortization	3,843	3,935	3,639	15,331	11,537
Amortization of other intangible assets	4,142	4,103	3,651	16,722	13,905

Total depreciation and amortization	$32,573	$31,565	$27,453	$122,493	$98,081

Capital expenditures:
Purchases of property and equipment	$22,462	$24,423	$14,140	$80,917	$90,369
Capitalized internal-use software	6,782	6,760	6,296	27,230	25,017
Capitalized stock-based compensation	1,755	1,373	1,978	6,280	7,436

Total capital expenditures	$30,999	$32,556	$22,414	$114,427	$122,822

Net increase (decrease) in cash, cash equivalents, marketable securities and restricted marketable securities	$88,208	$46,498	$(17,074)	$289,857	$138,119

End of period statistics:
Number of customers under recurring contract	3,122	3,031	2,858
Number of employees	1,750	1,682	1,537
Number of deployed servers	61,553	56,066	42,669

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt, gains on legal settlements, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, certain gains and losses on investments, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “fully-taxed normalized net income” as normalized net income, excluding impact from utilization of tax NOLs/credits. Akamai considers fully-taxed normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “diluted shares used in normalized net income per share calculation” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of stock-based compensation under the treasury stock method. Akamai considers normalized net income to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Normalized net income, Adjusted EBITDA and Fully-taxed normalized net income

(amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008

Net income	$40,080	$32,745	$40,533	$145,913	$145,138

Amortization of other intangible assets	4,142	4,103	3,651	16,722	13,905
Stock-based compensation	16,798	13,612	15,529	58,797	57,899
Amortization of capitalized stock-based compensation	1,851	1,794	1,219	6,413	4,212
(Gain) loss on investments, net	(2)	—	430	(457)	157
Utilization of tax NOLs/credits	22,553	18,563	18,336	84,203	84,722
Restructuring charge	—	—	2,509	454	2,509

Total normalized net income:	85,422	70,817	82,207	312,045	308,542

Interest income, net	(2,841)	(2,807)	(4,862)	(13,132)	(21,967)
Provision for income taxes	1,936	1,585	1,204	7,116	4,675
Depreciation and amortization	26,580	25,668	22,583	99,358	79,964
Other loss (income), net	496	659	(801)	(163)	(461)

Total Adjusted EBITDA:	$111,593	$95,922	$100,331	$405,224	$370,753

Normalized net income	$85,422			$312,045

Less: utilization of tax NOLs/credits	(22,553)			(84,203)

Total fully-taxed normalized net income:	$62,869			$227,842

Normalized net income per share:
Basic	$0.50	$0.41	$0.49	$1.82	$1.84
Diluted	$0.46	$0.38	$0.44	$1.67	$1.66

Fully-taxed normalized net income per share:
Basic	$0.37			$1.33
Diluted	$0.34			$1.22

Shares used in normalized per share calculations:
Basic	170,936	171,686	168,843	171,425	167,673
Diluted	188,621	188,273	186,489	188,658	187,382

# # #

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and expectations with respect to revenue. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, inability to realize the benefits of our net operating loss carryforwards, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.